Exhibit 99.1

Cancer Genetics, Inc. Chief Executive Officer Steps Down

•                       Board Appoints COO, Jay Roberts, interim Chief Executive Officer

Rutherford, NJ., February 5, 2018 — Cancer Genetics, Inc. (Nasdaq:CGIX) an emerging leader in enabling precision medicine for oncology through the use of molecular markers and information, announced today that Panna Sharma will be stepping down as President, Chief Executive Officer and a director of the Company. The Company’s Board has appointed John A. (Jay) Roberts, currently the Chief Operating Officer, as interim Chief Executive Officer.  Mr. Sharma will  provide consulting services to the Company to assist in the transition.

“I would like to thank the Board, our partners and collaborators, and most of all our employees and teams across the world for the numerous achievements that have built this into a global, leading company in the precision oncology arena,” stated Mr. Sharma. “I am confident in their commitment to innovation and the future of personalized medicine.”

“We would like to thank Panna for his service and contributions to Cancer Genetics and his leadership through our evolution and growth as a Company.  We are confident of a seamless transition and the continued operational progress being made by the business,” said John Pappajohn, Chairman of the Board.  “We wish him well in his future endeavors.”

“Jay has been a member of the management team at Cancer Genetics since July 2016 as Chief Operating Officer. He has in-depth familiarity with our business and growth strategy, and a long and successful healthcare industry career. With Jay as interim Chief Executive Officer, the company will have a seamless transition that will allow us to continue on our strategic path and maintain our growth in the biopharma arena as we move towards profitability. Jay will be supported by our Chief Medical Officer, Rita Shaknovich, MD, PhD and a strong financial team,” said John Pappajohn, Chairman of the Board.

About Cancer Genetics:

Cancer Genetics Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow us:

    Internet: www.cancergenetics.com
    Twitter: @Cancer_Genetics
    Facebook: www.facebook.com/CancerGenetics

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Cancer Genetics’ strategic focus and the future development, commercialization and outcomes associated with its tests and testing services.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the Quarter ended September 30, 2017 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.